                                                              EXHIBIT NO. 99.10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the use in this Amendment No. 1 to Registration Statement
No. 811-22033 on Form N-1A of our report dated March 14, 2007, relating to the Statements of Assets and Liabilities of MFS Series Trust XIV, including MFS Institutional Money Market Portfolio, appearing in the Statement of Additional Information, which is part of such Registration Statement and to the references to us under the headings "Financial Highlights Information" in the Prospectus and "Independent Registered Public Accounting Firm", "Financial Statements" and "Appendix A" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
---------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 27, 2007